Exhibit 10.17

                            AMENDED AND RESTATED NOTE

$275,000.00                                       ew York, New York
                                                  ate: As of August 19, 1999


            FOR VALUE RECEIVED, MANHATTAN SCIENTIFICS, INC., a Delaware Corporation having an address at 641 Fifth Avenue, New York, New York 10022 ("Borrower") promises to pay to the order of JACK HARROD, an individual ("Payee"), at his home located at 3204 Sleepy Hollow Drive, Plano, Texas 75093, or at such other address as to which Payee shall give written notice to Borrower, in lawful money of the United States of America and in immediately available funds the sum of two hundred seventy-five thousand dollars ($275,000.00) on or before December 31, 2003. Borrower further promises to pay interest at maturity at such address in like money, from the date hereof on the outstanding principal amount owing hereunder, at the rate of five and one-half percent (5.5%) per annum. Such interest shall be computed daily on the basis of a 365 day year.

            If any payment of this Note becomes due and payable on a Saturday, Sunday or a legal holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the rate set forth above during such extension.

            This Note is the "Note" referred to in that certain Amended and Restated Loan and Security Agreement, dated as of June 20, 2003, between Borrower and Payee, as the same may be amended, modified or supplemented from time to time (the "Loan Agreement"). All terms used herein which are defined in the Loan Agreement shall have the meanings given therein, except as otherwise defined herein. This Note supercedes any other instruments provided to Payee by Borrower with respect to the debt evidenced hereby.

            This Note may be voluntarily prepaid in whole or in part at any time without penalty.

            Repayment of this Note (among other things) is secured by the Collateral referred to in the Loan Agreement, and all other instruments evidencing or securing the indebtedness hereunder, are hereby made part of this Note and are deemed incorporated herein.

            The following events shall constitute "Events of Default" hereunder:

            (a) If Borrower shall fail to pay when due, whether at maturity, by acceleration or otherwise, the payment of any principal or interest due hereunder or any other portion of the Obligations (as defined in the Loan Agreement);

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            (b) If proceedings under any bankruptcy or insolvency law are commenced by Borrower, or if proceedings under any bankruptcy or insolvency law are commenced against Borrower and such proceedings are not dismissed within 30 days of commencement thereof, or if a general assignment for the benefit of creditors of Borrower is made or if a trustee or receiver of Borrower's property is appointed;

            (c) Sale of all or substantially all of the assets of Borrower;

            (d) An event of default under the Loan Agreement or any other agreement, instrument or document delivered to Lender by Borrower;

            (e) Any event or condition shall occur which results in the acceleration of the maturity of any obligation of Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such obligation or any person acting on such holder's behalf to accelerate the maturity thereof;

            (f) Any agreement, instrument or document delivered to Payee by Borrower shall terminate or become void or unenforceable without Payee's written consent.

            The holder hereof shall be entitled, upon the occurrence of an Event of Default, and after written notice thereof to Borrower and Borrower's failure to cure such default within forty-five (45) days, by declaration to such effect to accelerate payment of the unpaid balance of this Note, in which event the entire unpaid principal balance hereof, together with all accrued interest, shall immediately be due and payable.

            This Note may be modified or cancelled, only by the written agreement of Borrower and Payee. Failure of the holder hereof to assert any right herein shall not be deemed to be a waiver thereof.

            This Note and the rights and obligations of Borrower and Payee shall be governed by and construed in accordance with the laws of the State of New York. Venue shall be in the courts located in New York, New York, and the parties hereby consent to jurisdiction in such forums.

                                        MANHATTAN SCIENTIFICS, INC.


                                        By:     /s/ Marvin Maslow
                                           -------------------------------------







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STATE OF NEW YORK  )
                               : ss.:
COUNTY OF NEW YORK )

            On this ___ day of June, 2003, before me personally came David A. Teich, to me known, who being by me duly sworn, did depose and say that he resides at 4 Frontier Lane, Monsey, New York 10952 that he is the Treasurer and a Director of Manhattan Scientifics, Inc., the Corporation described in and which executed the attached Note, that the Corporation and its officers were authorized by the Board of Directors of that Corporation to execute the attached Amended and Restated Promissory Note, and he duly acknowledged same before me.




                                        _______________________________
                                                Notary Public